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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
First American Corporation:

We consent to the use of our audit report dated January 20, 1995 on the consolidated financial statements of First American Corporation and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994 incorporated herein by reference and the reference to our firm under the heading "Experts" in this Registration Statement on Form S-4. Our report dated January 20, 1995 contains an explanatory paragraph that refers to changes in accounting principles related to the adoption in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits; and No. 115, Accounting for Certain Investments in Debt and Equity Securities.

                                          /s/ KPMG Peat Marwick LLP

Nashville, Tennessee
August 14, 1995